Exhibit 10.3

HILLENBRAND, INC. STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is effective as of the ___ day of December, 20__ (the “Grant Date”), between Hillenbrand, Inc. (the “Company”) and _______________ (the “Employee”) and evidences the grant by the Company of Restricted Stock Units (“RSUs”) in accordance with the provisions of the Hillenbrand, Inc. Stock Incentive Plan, as amended from time-to-time (the “Plan”).
The Restricted Stock Units are subject to the terms and conditions set forth in the Plan (which is incorporated herein by reference), any rules and regulations adopted by the Board of Directors of the Company or the committee of the Board which administers the Plan (collectively, the “Committee”), and this Agreement. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. By agreeing on this Agreement, the Company and the Employee establish a legal relationship separate from the employment relationship between the Employee and the Employer (as defined below). The Employer is neither a party to nor in any respect liable for the obligations and liabilities of the Company under this Agreement. Notwithstanding the foregoing and as far as required by applicable laws, the Employer may nevertheless be involved in the procurement of payments and withdrawals of wages taxes and social security contributions. This grant shall become effective only if the Employee signs and returns to the Company a copy of this Agreement evidencing the Employee’s understanding of the terms and conditions of the RSUs, including, as applicable, through any medium prescribed by the Stock Plan Provider (as defined below). Any terms used in this Agreement as capitalized defined terms that are not defined herein shall have the meanings set forth in the Plan. For purposes of this Agreement, “Employer” means the Subsidiary that employs the Employee.
1.    AWARD AMOUNT: ________ RESTRICTED STOCK UNITS

2.Recording Award; Additions. The Company shall cause an account to be established in the name of the Employee (“RSU Account”) which shall be assumed to be invested in the number of shares of common stock, no par value, of the Company (“Common Stock”) equal to the number of Restricted Stock Units awarded herein to Employee (the “Initial RSU Award”). No actual shares of Common Stock shall be held in the RSU Account, and the number of shares of Common Stock maintained in the RSU Account (“Deferred Stock”) shall be a book entry which states the number of shares of Common Stock the Employee would have a right to receive in accordance with the terms of this Agreement. Any cash dividend paid on Common Stock by the Company while the RSU Account exists will be assumed to be paid on the Deferred Stock in the RSU Account and shall be assumed to be reinvested in Common Stock on the date of such dividend payment at a price equal to the Fair Market Value of the Common Stock on such date (as the term “Fair Market Value” is defined in the Plan), thereby increasing the number of shares of Deferred Stock maintained in the RSU Account. Any stock dividends, stock splits and other similar rights inuring to Common Stock shall also be assumed to inure to the Deferred Stock in the RSU Account, which may result in an increase or decrease to the number of shares of Deferred Stock in the RSU Account pursuant to the applicable provisions hereof. The Initial RSU Award plus any increases or less any decreases due to cash dividends, stock dividends, stock splits and any other similar rights inuring to Common Stock as set forth in the two immediately preceding sentences shall hereinafter be referred to as the “RSU Award.”

3.    Vesting and Forfeiture; Potential Repayment Obligation.

(a)Shares of Deferred Stock shall become non-forfeitable shares (“Vested Deferred Stock”) upon the earliest to occur of (i) vesting of such shares pursuant to the vesting schedule set forth in Section 4 below, or (ii) vesting of such shares pursuant to Section 5 below. Any Deferred Stock maintained in the Deferred Stock Account that is not Vested Deferred Stock at the time of, or that does not become Vested Deferred Stock (including pursuant to Section 5) in connection with, the Employee’s termination of employment shall be forfeited by the Employee without the payment of any consideration or further consideration by the Company, and neither the Employee nor any successors, heirs, assigns, or legal representatives of the Employee shall thereafter have any further rights or interest in such forfeited Deferred Stock.

(b)The Employee’s Restricted Stock Units, any Deferred Stock, any Common Stock acquired under the Plan, and any proceeds from the sale of any of the foregoing are required to be forfeited by the Employee, including after vesting or delivery, if the Employee breaches any restrictive covenant contained in any employment, severance, or other agreement with the Company or the Employer or in any applicable Company or Employer policy, and the Company may direct the Stock Plan Provider (as defined below) to deliver to the Company such Restricted Stock Units, Deferred Stock, Common Stock, or proceeds from the sale of any of the foregoing to the extent held in an account with such Stock Plan Provider.

(c)This Paragraph 3(c) is applicable only if the Employee holds the office of Vice President, or a higher office, with the Company or one of its significant Subsidiaries as of the effective date of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, any Restricted Stock Units, any Deferred Stock (including Vested Deferred Stock), or shares of Common Stock issued in connection with this Agreement, and/or any amount received with respect to any sale of any such shares, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s clawback policy, as it may be amended from time to time (the “Policy”). The Employee agrees and consents to the Company’s application, implementation, and enforcement of (i) the Policy or any similar policy established by the Company or its Subsidiaries that may apply to the Employee, and (ii) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Employee) or applicable law without further consent or action being required by the Employee. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, the terms of such policy shall prevail.

4.    Vesting Under Vesting Schedule. The RSUs granted under this Agreement shall become Vested Deferred Stock according the Vesting Schedule set forth in the Appendix. The Employee must remain actively employed (which, for the avoidance of doubt, shall mean being actively involved in the day-to-day operations of the business and shall not include any “garden leave” or similar arrangements) by the Company and/or any one or more of its Subsidiaries (as defined in the Plan) continuously through the Vesting Schedule dates set forth on the Vesting Schedule in order for the corresponding RSUs to become Vested Deferred Stock.

Vesting Schedule (Dates & Quantities)

5.    Vesting Outside Vesting Schedule.

(d)All shares of Deferred Stock maintained in the Deferred Stock Account which have not previously become shares of Vested Deferred Stock under the Vesting Schedule, and have not otherwise been forfeited, shall become shares of Vested Deferred Stock upon the earlier to occur of any of the following events:

(i)Death or Disability: the termination of the Employee’s employment with the Company and/or one of its Subsidiaries by reason of either the disability of the Employee, as determined by the Committee, or the death of the Employee, but only if such termination of employment occurs after the date that is one year and one day after the Grant Date;

(ii)Change in Control: the occurrence of a Change in Control of the Company (as defined in the Plan); or

(iii)Retirement: termination of employment, other than upon death or discharge by the Company or any Subsidiary for Cause, after having (1) completed at least five years of service in the aggregate with the Company or any of its Subsidiaries, and (2) reached age fifty-five (55).

(e)If the Employee’s employment with the Company and/or a Subsidiary terminates due to such Employee’s Retirement, then the number of RSUs that then become vested Deferred Stock will be equal to the product of (i) the number of shares of Deferred Stock, and (ii) a fraction, the numerator of which is the number of full weeks in the Vesting Schedule during which the Employee was employed by the Company or a Subsidiary, and the denominator is 156.

(c)    If the Employee, at termination of employment, is a party to a written employment agreement with the Company or a Subsidiary that provides for the voluntary termination of employment by the Employee for Good Reason (as defined below), and if the Employee terminates employment voluntarily for Good Reason, then the number of RSUs that then become vested Deferred Stock will be equal to the product of (i) the number of shares of Deferred Stock, and (ii) a fraction, the numerator of which is the number of full weeks in the Vesting Schedule during which the Employee was employed by the Company or a Subsidiary, and the denominator is 156. For purposes of this Agreement, “Good Reason” means, if the Employee, at termination of employment, is a party to a written employment agreement with the Company or a Subsidiary, the definition given to that term or a comparable term in that agreement, if any.

For the avoidance of doubt, all shares of Deferred Stock maintained in the Deferred Stock Account which have not previously become shares of Vested Deferred Stock shall be forfeited upon termination of employment for any reason (or no reason), other than as expressly set forth above.

For the purposes of this Agreement, any transfer of the Employee’s employment to or from the Employer to or from the Company or any of its Subsidiaries shall not constitute a termination of employment, and the Employee’s employment will be deemed to be continuous notwithstanding any such transfers. Temporary absences from employment because of illness or vacation shall not be considered terminations of employment. If the Employee is resident or employed outside of the United States, the Employee’s termination date shall mean the earliest of (i) the date on which notice of termination is provided to the Employee, (ii) the last day of the Employee’s active service (which, for the avoidance of doubt, shall mean being actively involved in the day-to-day operations of the business and shall not include any “garden leave” or similar arrangements) with the Company or one of its Subsidiaries, or (iii) the last day on which the Employee is an “employee” of the Company or one of its Subsidiaries, as determined in each case without including any required advance notice period during which the Employee does not render any active service and irrespective of the status of the termination under local labor or employment laws. For purposes of this Agreement and the Plan, the Committee shall have absolute discretion to determine the date and circumstances of termination of the Employee’s employment, and its determination shall be final, conclusive and binding upon the Employee; provided, however, the Committee shall at all times act in a manner that complies with (and avoids adverse income tax consequences under) Section 409A of the Internal Revenue Code (“Section 409A”).

If the Employee is resident or employed in a country that is a member of the European Union, the grant of the RSUs and this Agreement is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

6.    Payment of Award. Payment of the RSU Award shall be made to the Employee with respect to shares of Vested Deferred Stock as soon as reasonably practicable after the shares become shares of Vested Deferred Stock; provided, however, that if the Employee is a “specified employee” under Section 409A, payment of the RSU Award will be delayed for a period of six (6) months as and to the extent necessary to comply with (avoid adverse income tax consequences under) the provisions of Section 409A. No payment shall be made with respect to shares that are not shares of Vested Deferred Stock. The form of payment shall be the delivery to the Employee of shares of Common Stock equal to the number of shares of Vested Deferred Stock being paid unless an alternate form of payment is selected by the Committee or the Board of Directors of the Company as provided in the Plan (in which event all references herein to the delivery of shares shall be interpreted as calling for the delivery of the alternate consideration to be paid to the Employee in payment of the RSU Award). Any fractional shares of Vested Deferred Stock to be delivered to the Employee shall be rounded up to the next whole share of Vested Deferred Stock.

7.    Settlement in Cash. Notwithstanding anything in the Agreement to the contrary, the Company may, in its sole discretion, settle the RSU Award (and any Dividend Shares) in the form of a cash payment to the extent settlement in shares of Common Stock is prohibited under local law or would require the Employee, the Company and/or the Employer to obtain the approval of any governmental and/or regulatory body in the Employee’s country of residence (and country of employment, if different). Alternatively, the Company may, in its sole discretion, settle the RSU Award (and any Dividend Shares) in the form of shares of Common Stock but require an immediate sale of such shares (in which case, the Employee hereby expressly authorizes the Company to issue sales instructions in relation to such shares of Common Stock on the Employee’s behalf).

8.    Administration of the Award. The Committee shall administer the RSU Award, and shall have complete and full discretion in the administration and interpretation of the terms thereof, except as may be otherwise expressly provided herein or in the Plan.

9.    No Rights as Stockholder. The Employee shall have no rights as a stockholder with respect to any shares of Deferred Stock described herein until shares of Common Stock are delivered to the Employee pursuant to Section 6. Until such time, the Employee shall not be entitled to dividends (other than the adjustment of the RSU Account on account of dividends as provided in Section 2) or to vote at meetings of the stockholders of the Company with respect to shares of Deferred Stock.

10.	Tax and Social Insurance Contributions Withholding.
(a)Regardless of any action the Company and/or the Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and that the Company and the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including the grant of the RSU Award, the vesting and settlement of the RSU Award, and the subsequent sale of any shares of Common Stock acquired pursuant to the RSU Award and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate the Employee’s liability for Tax-Related Items.
(b)Prior to the delivery of shares of Common Stock upon vesting of the RSU Award, if the Employee’s country of residence (and/or the Employee’s country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole shares of Common Stock otherwise issuable upon vesting of the RSU Award that have up to an aggregate Fair Market Value sufficient to pay the Tax-Related Items, which shall not exceed the amount determined by the maximum statutory tax withholding rates in the participant’s applicable jurisdictions (or such other rate as will not result in a negative accounting impact). The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that the withholding of shares of Common Stock may trigger adverse consequences to the Company or the Employer, the Company or the Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from the Employee’s regular salary and/or wages, or other amounts payable to the Employee, or may require the Employee to personally make payment of the Tax-Related Items required to be withheld. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through withholding from the Employee’s regular salary and/or wages or any other amounts payable to the Employee, no shares of Common Stock will be issued to the Employee (or the Employee’s estate) upon vesting of the RSU Award unless and until satisfactory arrangements (as determined by the Committee) have been made by the Employee with respect to the payment of any Tax-Related Items which the Company and the Employer determine, each in its sole discretion, must be withheld or collected with respect to such RSU Award. By accepting the RSU Award, the Employee expressly consents to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the RSU Award and any shares of Common Stock delivered in settlement thereof are the Employee’s sole responsibility. If the obligation for the Employee’s Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, the Employee shall be deemed to have been issued the full number of shares of Common Stock issuable upon vesting, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting or any other aspect of the RSU Award.
(c)To the extent the Company or the Employer pays any Tax-Related Items that are the Employee’s responsibility (“Advanced Tax Payments”), the Company or the Employer shall be entitled to recover such Advanced Tax Payments from the Employee in any and all manner that the Company determines appropriate in its sole discretion. For purposes of the foregoing, the manner of recovery of the Advanced Tax Payments shall include (but is not limited to) offsetting the Advanced Tax Payments against any and all amounts that may be otherwise owed to the Employee by the Company or the Employer (including regular salary/wages, bonuses, incentive payments and shares of Common Stock acquired by the Employee pursuant to any equity compensation plan that are otherwise held by the Company for the Employee’s benefit).
(d)If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Company or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Employee hereby consents to any action reasonably taken by the Company and the Employer to meet the Employee’s obligation for Tax-Related Items. By accepting the RSU Award, the Employee expressly consents to the withholding of shares of Common Stock and/or withholding from the Employee’s regular salary and/or wages or other amounts payable to the Employee as provided for hereunder. All other Tax-Related Items related to the RSU Award and any shares of Common Stock delivered in payment thereof are the Employee’s sole responsibility.
11.    Discretionary Nature of Grant; No Vested Rights. The Employee acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled or terminated by the Company, in its sole discretion, at any time. The grant of the RSU Award under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSU Award or benefits in lieu of a RSU Award in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Employer. Neither the Company nor the Employer shall be liable for any change in value of the RSU Award, the amount realized upon settlement of the RSU Award or the amount realized upon a subsequent sale of any shares of Common Stock acquired upon settlement of the RSU Award resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate.

12.    Termination Indemnities. The Employee’s participation in the Plan is voluntary. The value of the RSU Award and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Employee’s employment (and the Employee’s employment contract, if any). Any grant under the Plan, including the grant of the RSU Award, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

13.    Section 409A Compliance. The RSU Award is intended to be exempt from the requirements of Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Agreement is subject to Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without the Employee’s consent, amend this Agreement to cause it to comply with Section 409A or be exempt from Section 409A.
14.    Notices. All notices and other communications required or permitted under this Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices in Batesville, Indiana, and if to the Employee or his or her successor, to the address last furnished by the Employee to the Company. The Company may, however, authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail.
15.    No Employment Rights. The grant of the RSU Award shall not confer upon the Employee any right to continue in the employ of the Employer nor limit in any way the right of the Employer to terminate the Employee’s employment at any time.
16.    Data Privacy. The Company is located at One Batesville Boulevard, Batesville, Indiana 47006, United States of America, and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the RSU Award under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the RSU Award, the Employee expressly and explicitly consents to the personal data activities as described herein.
(a)Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about the Employee, specifically, the Employee’s name, home address, email address and telephone number, date of birth, date of hire, social security or insurance number, passport number or other identification numbers, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Employee’s Data is the Employee’s consent. The Employee’s Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company’s legal basis for such disclosure of the Employee’s Data is to comply with applicable laws, rules and regulations.
(b)Stock Plan Administration Service Providers. The Company and the Employer transfer the Employee’s Data to Fidelity Stock Plan Services LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Provider”). In the future, the Company may select a different Stock Plan Provider and share the Employee’s Data with another company that serves in a similar manner. The Stock Plan Provider will open an account for the Employee to receive and trade shares of Common Stock acquired under the Plan. The Employee will be asked to agree to separate terms and data processing practices with the Stock Plan Provider, which is a condition of the Employee’s ability to participate in the Plan.
(c)International Data Transfers. The Company and the Stock Plan Provider are based in the United States of America. The Employee should note that the Employee’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Employee’s Data to the United States of America is the Employee’s consent.
(d)Voluntariness and Consequences of Consent, Denial or Withdrawal. The Employee’s participation in the Plan and the Employee’s grant of consent hereunder is purely voluntary. The Employee may deny or withdraw his or her consent at any time. If the Employee does not consent, or if the Employee later withdraws his or her consent, the Employee may be unable to participate in the Plan. This would not affect the Employee’s existing employment or salary; instead, the Employee merely may forfeit the opportunities associated with participation in the Plan.
(e)Data Retention. The Employee understands that the Employee’s Data will be held only as long as is necessary to implement, administer and manage the Employee’s RSU Award and participation in the Plan. When the Company no longer needs the Data, the Company will remove it from its systems. If the Company retains the Employee’s Data longer, it would be to satisfy the Company’s legal or regulatory obligations and the Company’s legal basis would be for compliance with applicable laws, rules and regulations.
(f)Data Subject Rights. The Employee understands that the Employee may have the right under applicable law to (i) access or copy the Employee’s Data that the Company possesses, (ii) rectify incorrect Data concerning the Employee, (iii) delete the Employee’s Data, (iv) restrict processing of the Employee’s Data, and (v) lodge complaints with the competent supervisory authorities in the Employee’s country of residence. To receive clarification regarding these rights or to exercise these rights, the Employee understands that the Employee can contact his or her Employer’s human resources representative.
17.    Repatriation/Compliance with Local Law. As a condition to the RSU Award, the Employee hereby agrees to repatriate all payments attributable to the shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Employee’s country of residence (and country of employment, if different). In addition, the Employee also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Employee’s country of residence (and country of employment, if different). Finally, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal obligations under local laws, rules and regulations in the Employee’s country of residence (and country of employment, if different).
18.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSU Award or other awards granted to the Employee under the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
19.    English Language. If the Employee is a resident outside of the United States, the Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSU Award, be drawn up in English. If the Employee has received this Agreement, the Plan or any other documents related to the RSU Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
20.    Private Placement. The grant of the Award is not intended to be a public offering of securities in the Employee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the RSU Award is not subject to the supervision of the local securities authorities.
21.    Addendum. Notwithstanding any provisions of this Agreement to the contrary, the RSU Award shall be subject to any special terms and conditions for the Employee’s country of residence (and country of employment, if different), as are set forth in an addendum to this Agreement (the “Addendum”). Further, if the Employee transfers the Employee’s residence and/or employment to another country reflected in the Addendum to this Agreement, the special terms and conditions for such country shall apply to the Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable (or the Company may establish such alternative terms and conditions that may be necessary or advisable to accommodate the Employee’s transfer). The Addendum shall constitute part of this Agreement.

22.    Additional Requirements. The Company reserves the right to impose other requirements on the RSU Award, any shares of Common Stock acquired pursuant to the RSU Award, and the Employee’s participation in the Plan, to the extent the Company determines in order to comply with local law or to facilitate the operation and administration of the RSU Award and the Plan. Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
23.    Designation of Beneficiary. The Employee shall be permitted to provide to the Committee a beneficiary designation for receipt of the RSU Award after death. If the Employee fails to designate a beneficiary, or if the designated beneficiary predeceases the Employee, the RSU Award shall be paid to the deceased Employee’s spouse, if living, or if no spouse is living, to the deceased Employee’s estate.

24.    Non‑Transferability.

(a)    The Deferred Stock, the Deferred Stock Account and the Vested Deferred Stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by a voluntary act of the Employee or any agent of the Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company, its successors or any agent thereof.

(b)    No amounts payable hereunder shall be transferable by the Employee other than by the Employee’s designation of a beneficiary pursuant to Section 22. The amounts payable hereunder shall be exempt from the claims of creditors of the Employee and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

25.    Amendments. Except as otherwise expressly provided herein or in the Plan, this Agreement may be modified only upon the mutual written agreement of the Company and the Employee (or the Employee’s beneficiary or legal representatives if applicable).

26.    Source of Benefit Payments; Nature of Employee’s Rights. Shares of Common Stock distributable to the Employee hereunder may consist of authorized but unissued shares of the Company’s Common Stock or shares of Common Stock that have been issued and reacquired by the Company. This Agreement or the RSU Award shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or a Subsidiary and Employee, and Employee shall not acquire any right in any specific property of the Company or any Subsidiary. To the extent Employee acquires a right to receive payments from the Company or any Subsidiary, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

27.    Successors and Assigns.

(a)    This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s guardian and legal representatives.

(b)    This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

28.    Governing Law; Captions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana without regard to any choice of law rules thereof which might apply the laws of any other jurisdiction. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

29.    Waiver of Entitlement to Compensation or Damages. In consideration of the grant of the RSU Award under this Agreement, no claim or entitlement to compensation or damages shall arise from termination of the RSU Award or diminution in value of the RSU Award or shares acquired upon vesting of the RSU Award resulting from termination of the Employee’s employment by the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Employer, the Company, and its Subsidiaries from any such claim that may arise. Notwithstanding the foregoing, if any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Employee will be deemed to have irrevocably waived his or her entitlement to pursue such claim.

30.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

31.    No Waiver. The failure of the Employee or the Company to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

32.    Entire Agreement. The Employee and the Company acknowledge that this Agreement supersedes any prior agreement between the parties with respect to the subject matter hereof.

33.    Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

[Signatures follow]

IN WITNESS WHEREOF the Company and the Employee have executed this Agreement effective as of the Grant Date.

Employee Signature

Print Name: _________________________________

HILLENBRAND, INC.

By:

Print Name:

Title:

HILLENBRAND, INC.
ADDENDUM TO
RESTRICTED STOCK UNIT AWARD AGREEMENT
In addition to the terms of the Plan and the Agreement, the RSU Award is subject to the following additional terms and conditions. All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. Pursuant to Section 21 of the Agreement, if the Employee transfers residence and/or employment to another country reflected in an Addendum, the special terms and conditions for such country will apply to the Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations, or to facilitate the operation and administration of the RSU Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer).

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)

1.    Data Privacy. If the Employee resides and/or is employed in the EU/EEA, the following provisions replace Section 16 of the Agreement:

Data Privacy. The Company is located at One Batesville Boulevard, Batesville, Indiana 47006, United States of America, and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the RSU Award under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices, which the Employee should carefully review.

(a)Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about the Employee, specifically, the Employee’s name, home address, email address and telephone number, date of birth, date of hire, social security or insurance number, passport number or other identification numbers, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Employee’s Data is the Employee’s consent. The Employee’s Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company’s legal basis for such disclosure of the Employee’s Data is to comply with applicable laws, rules and regulations.

(b)Stock Plan Provider. The Company and the Employer transfer the Employee’s Data to Fidelity Stock Plan Services LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Provider”). In the future, the Company may select a different Stock Plan Provider and share the Employee’s Data with another company that serves in a similar manner. The Stock Plan Provider will open an account for the Employee to receive and trade shares of Common Stock acquired under the Plan. The Employee will be asked to agree to separate terms and data processing practices with the Stock Plan Provider, which is a condition of the Employee’s ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Provider are based in the United States of America. The Employee should note that the Employee’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Employee’s Data to the United States of America is to satisfy its contractual obligations under the terms and conditions of this Agreement.

(d)Data Retention. The Employee understands that the Employee’s Data will be held only as long as is necessary to implement, administer and manage the Employee’s RSU Award and participation in the Plan. When the Company no longer needs the Data, the Company will remove it from its systems. If the Company retains the Employee’s Data longer, it would be to satisfy the Company’s legal or regulatory obligations and the Company’s legal basis would be for compliance with applicable laws, rules and regulations.

(e)Data Subject Rights. The Employee understands that the Employee may have the right under applicable law to (i) access or copy the Employee’s Data that the Company possesses, (ii) rectify incorrect Data concerning the Employee, (iii) delete the Employee’s Data, (iv) restrict processing of the Employee’s Data, (vi) lodge complaints with the competent supervisory authorities in the Employee’s country of residence. To receive clarification regarding these rights or to exercise these rights, the Employee understands that the Employee can contact his or her Employer’s human resources representative.

Canada

1.Settlement in Shares. Notwithstanding anything to the contrary in the Agreement or the Plan, the RSU Award shall be settled only in shares of Common Stock (and may not be settled in cash).

2.Data Privacy. The following provision shall supplement Section 16 of the Agreement:

The Employee authorizes the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Employee’s RSU Award granted under the Plan. The Employee further authorizes the Company, the Employer, any broker or any stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Employee’s participation in the Plan with their advisors. The Employee also authorizes the Company and the Employer to record such information related to the Employee’s participation in the Plan and to keep such information in the Employee’s employment file.

3.    English Language. If the Employee is a resident of Québec, the Employee acknowledges and agrees that it is the Employee’s express intent that the Agreement, the Plan, and all other documents, notices, and legal proceedings entered into, given, or instituted pursuant to the RSU Award, be drawn up in English. If the Employee has received the Agreement, the Plan, or any other documents related to the RSU Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue Anglaise. Si l’employé est un résident du Québec, il reconnaît et accepte que son intention est expressément que le présent contrat, le plan et tous les autres documents, avis et procédures judiciaires engagés, donnés ou institués en vertu de l’attribution d’UAI , être rédigé en anglais. Si l’employé a reçu la présente convention, le plan ou tout autre document relatif au RSU Award traduit dans une langue autre que l’anglais, et si le sens de la version traduite est différent de celui de la version anglaise, la version anglaise contrôlera.

China

1.    RSU Award Conditioned on Satisfaction of Regulatory Obligations. If the Employee is a national of the People’s Republic of China (“PRC”), the grant of the RSU Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange to permit the operation of the Plan and the participation of PRC nationals employed by the Employer, as determined by the Company in its sole discretion.

2.    Sale of Shares. Notwithstanding anything to the contrary in the Plan, upon any termination of employment with the Employer, the Employee may be required to sell all shares of Common Stock acquired under the Plan within such time period as may be established by the PRC State Administration of Foreign Exchange.

3.    Exchange Control Restrictions. The Employee understands and agrees that, if the Employee is subject to exchange control laws in China, the Employee will be required to repatriate immediately to China the proceeds from the sale of any shares of Common Stock acquired under the Plan. The Employee further understands that such repatriation of sale proceeds must be effected through a special bank account established by the Company with a financial institution in China and the Employee hereby consents and agrees that proceeds from the sale of shares of Common Stock acquired under the Plan may be transferred to such account by the Company on the Employee’s behalf prior to being delivered to the Employee and that no interest shall be paid with respect to funds held in such account. Sale proceeds may be paid to the Employee in U.S. dollars or local currency at the Company’s discretion. If the sale proceeds are paid to the Employee in U.S. dollars, the Employee understands that the Employee must establish and maintain a U.S. dollar bank account in China so that the proceeds may be deposited into such account. If the sale proceeds are paid to the Employee in local currency, the Employee acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the sale proceeds to local currency due to exchange control restrictions. The Employee agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to the Employee. The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

4.    Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses the Employee may incur or suffer resulting from the enforcement of the terms of this section or otherwise from the Company’s operation and enforcement of the terms of the Plan, the Agreement and this Addendum, and the RSU Award in accordance with Chinese law including, without limitation, any applicable rules, regulations, requirements and approvals issued by the State Administration of Foreign Exchange.

Denmark

1.    Treatment of RSUs Upon Termination of Employment. Notwithstanding any provision in the Agreement or the Plan to the contrary, the treatment of the RSU Award upon the Employee’s termination of employment shall be governed by the Danish Act on the Usage of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), as in effect at the time of the Employee’s termination of employment (as determined by the Company, in its sole discretion, in consultation with legal counsel). The Employee acknowledges having received an “Employer Statement” in Danish, which is being provided in conjunction with the RSU Award to comply with the Stock Option Act.

France

1.    English Language. If the Employee is a resident of France, the Employee acknowledges and agrees that it is the Employee’s express intent that the Agreement, the Plan, and all other documents, notices, and legal proceedings entered into, given, or instituted pursuant to the RSU Award, be drawn up in English. If the Employee has received the Agreement, the Plan, or any other documents related to the RSU Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue Anglaise. Si l’employé est un résident de la France, il reconnaît et accepte que son intention est expressément que le présent contrat, le plan et tous les autres documents, avis et procédures judiciaires engagés, donnés ou institués en vertu de l’attribution d’UAI , être rédigé en anglais. Si l’employé a reçu la présente convention, le plan ou tout autre document relatif au RSU Award traduit dans une langue autre que l’anglais, et si le sens de la version traduite est différent de celui de la version anglaise, la version anglaise contrôlera.

Germany

No country-specific provisions.

Mexico

1.    Commercial Relationship. The Employee expressly recognizes that the Employee’s participation in the Plan and the Company’s grant of the RSU Award does not create an employment relationship between the Employee and the Company. The Company has granted the Employee the RSU Award as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs the Employee (i.e., the Employer), and the Company’s Subsidiary in Mexico is the Employee’s sole employer. Based on the foregoing, (a) the Employee expressly recognizes the Plan and the benefits the Employee may derive from the Employee’s participation in the Plan does not establish any rights between the Employee and the Employer, (b) the Plan and the benefits the Employee may derive from the Employee’s participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Employer.

Singapore

1.    Qualifying Person Exemption. The grant of the RSU Award under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Employee should note that, as a result, the RSU Award are subject to section 257 of the SFA and the Employee will be unable to make: (a) any subsequent sale of the shares of Common Stock underlying the RSU Award in Singapore; or (b) any offer of such subsequent sale of the shares of Common Stock subject to the RSU Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

Sweden

1.Withholding of Tax-Related Items from Cash Payments. The following provision shall supplement Section 10 of the Agreement:

Notwithstanding anything in Section 10 of the Agreement to the contrary, if the Employee is a local national of Sweden, any Tax-Related Items shall be withheld only in cash from the Employee’s regular salary/wages or other amounts payable to the Employee in cash, or such other withholding methods as may be permitted under the Plan and allowed under local law.

Switzerland

1.    Securities Law Notice. The grant of the RSU Award is not intended to be a public offer in or from Switzerland. Because the offer of the RSU Award is considered a private offering, it is not subject to registration in Switzerland. Neither the Agreement, this Addendum nor any other materials relating to the RSU Award (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed nor otherwise made available in Switzerland, or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority).

United Kingdom

1.    Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 10 of the Agreement:

Without limitation to Section 10 of the Agreement, the Employee hereby agrees that the Employee is liable for all Tax-Related Items and hereby consents to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Employee hereby agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold on the Employee’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Employee is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Employee is a director or executive officer and income tax due is not collected from or paid by the Employee within ninety (90) days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Employee on which additional income tax and national insurance contributions may be payable. The Employee acknowledges that the Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from the Employee at any time thereafter by any of the means referred to in Section 10 of the Agreement.

2.    Exclusion of Claim. The Employee acknowledges and agrees that the Employee will have no entitlement to compensation or damages in consequence of the termination of the Employee’s employment with the Employer for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from the Employee’s ceasing to have rights under or to be entitled to exercise the RSU Award as a result of such termination, or from the loss or diminution in value of the RSU Award. Upon the grant of the RSU Award, the Employee shall be deemed irrevocably to have waived any such entitlement.

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RSU | Revised November 2019    - 1 –